Exhibit 99.1

Hewlett Packard Enterprise
6280 America Center Drive
San Jose, CA 95002

hpe.com

Contacts

Editorial contact

Aruba
Jennifer Miu
jennifer.miu@hpe.com

HPE
Stefanie Notaney
stefanie.notaney@hpe.com

Investor contact
Sonalee Parekh
investor.relations@hpe.com

Press Release

HPE Completes Acquisition of
SD-WAN Leader Silver Peak

Combination creates comprehensive networking portfolio to accelerate customers’ edge-to-cloud transformation

San Jose, Calif., Sept. 21, 2020 – Hewlett Packard Enterprise (NYSE: HPE) today announced it has completed the acquisition of Silver Peak, an

SD-WAN (Software-Defined Wide Area Network) leader, in a transaction valued at $925 million. Silver Peak will become a part of Aruba, a Hewlett Packard Enterprise company. The acquisition will strengthen Aruba ESP (Edge Services Platform), helping to advance enterprise cloud transformation with a comprehensive edge-to-cloud networking solution covering all aspects of wired, wireless local area networking (LAN) and wide area networking (WAN).

“WAN transformation is a key component of HPE’s Intelligent Edge and edge-to-cloud vision and growth strategy,” said Antonio Neri, president and CEO of HPE. “Armed with a comprehensive SD-WAN portfolio with the addition of Silver Peak, we will accelerate the delivery of a true distributed cloud model and cloud experience for all apps and data wherever they live.”

“I am very excited to welcome the Silver Peak team to the Aruba family,” said Keerti Melkote, president of Intelligent Edge for Hewlett Packard Enterprise and founder of Aruba Networks. “With the evolving nature of the hybrid workplace, enterprises are looking to extend connectivity to branch locations and enable secure work-from-home experiences. By combining Silver Peak’s advanced SD-WAN technology with Aruba’s SD-Branch and remote worker solutions, customers can simplify branch office and WAN deployments to empower remote workforces, enable cloud-connected distributed enterprises, and transform business operations without compromise.”

As part of the acquisition, Silver Peak founder and CEO David Hughes, will join HPE as the senior vice president of the WAN business within Aruba.

Comprehensive WAN Portfolio to Meet Customer Needs

Enterprises are increasingly investing in SD-WAN technologies as legacy WAN architectures incur relatively high costs and are cumbersome to operate. Aruba and Silver Peak share a common vision and goal to provide simplicity, scalability, and application-awareness at the edge. Aruba’s all-in-one SD-Branch portfolio and remote worker solutions, combined with Silver Peak’s self-driving SD-WAN and WAN optimization solutions, allow Aruba to better address a wide set of customer requirements in order to capitalize on a promising market opportunity.

“I look forward to leading the new WAN business unit within Aruba and accelerating our customers’ edge-to-cloud transformation initiatives,” said David Hughes, founder of Silver Peak and senior vice president of the WAN business at Aruba. “Digital transformation, cloud-first IT architectures, and the need to support a mobile work-from-anywhere workforce are driving enterprises to rethink the network edge. The combination of Silver Peak and Aruba will uniquely enable customers to realize the full transformational promise of these IT megatrends.”

Transaction Details

Silver Peak is another example of HPE successfully accelerating its strategy and enhancing its competitive position through acquisitions. Bringing together Aruba and Silver Peak will strengthen HPE’s Intelligent Edge business and drive significant revenue opportunities which will be accretive to the Intelligent Edge segment revenue growth and gross margin. We expect the transaction to be neutral to non-GAAP EPS in FY221.

HPE will discuss how the integration of Silver Peak will create value and enhance growth and profitability at its Securities Analyst Meeting on October 15, 2020.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform-as-a-service company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way we live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HPE and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the expected benefits and costs of the transaction contemplated by this document, including enhanced opportunities for growth, the delivery of customer benefits and the realization of synergies and other economic benefits; projections of revenue, expenses, net earnings, operating profit, cash flows, or other financial items; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding
1 On a GAAP EPS basis FY 22 is marginally dilutive.

current or future macroeconomic trends or events and the impact of those trends and events on HPE and its financial performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the parties are unable to successfully implement integration strategies; and other risks that are described in HPE’s SEC reports, including but not limited to the risks described in HPE’s Annual Report on Form 10-K for its fiscal year ended October 31, 2019 and subsequent Quarterly Reports on Form 10-Q. HPE assumes no obligation and does not intend to update these forward-looking statements.